 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2016

BLACKHAWK NETWORK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

 Delaware
(State or other jurisdiction of incorporation)

001-35882 (Commission File Number)	43-2099257 (IRS Employer Identification Number)
6220 Stoneridge Mall Road
Pleasanton, CA 94588
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
CEO Resignation. On February 22, 2016, William Y. Tauscher resigned as Chief Executive Officer of Blackhawk Network Holdings, Inc. (the “Company”). Following his resignation as Chief Executive Officer, Mr. Tauscher was appointed by the board of directors of the Company (the “Board”) as Head of International leading the Company’s international business and its corporate development strategy and execution. Mr. Tauscher continues to serve as the Chairman of the Board.
(c) and (d)
CEO Appointment. On February 22, 2016, the Board appointed Talbott Roche as Chief Executive Officer and a Class II director of the Board with a term expiring at the 2018 annual meeting of stockholders. She continues to serve as President of the Company.
Ms. Roche, 49, has served as President of the Company since November 2010. She originally joined the Company as Assistant Vice President in July 2001 while the Company was a specialty marketing division of Safeway, Inc. (which was later merged with and into Albertsons Holdings LLC in January 2015). Ms. Roche transitioned to the role of Senior Vice President, Marketing, Product and Business Development in January 2005 and served in that position until November 2010. Prior to joining the Company, Ms. Roche served as a Branding Consultant and Director of New Business Development for Landor Associates, a marketing consulting firm, from October 2000 to July 2001. From 1996 to 2000, Ms. Roche held various executive positions at News Corporation, a media and marketing services company, including Senior Vice President, Sales for the Smart Source iGroup and Vice President, Sales for News America Marketing. From 2001 to 2007, Ms. Roche served as a member of the board of directors of Network Branded Prepaid Card Association, a leading trade association open to all companies involved in providing prepaid cards that carry a brand network logo to consumers, businesses and government. Ms. Roche holds a B.A. in economics from Stanford University. Because of her considerable business management experience and understanding of our business, the Board believes that she is able to contribute valuable input on the strategic and business affairs to the Board.
In connection with her appointment as Chief Executive Officer, the Compensation Committee approved an increase to Ms. Roche’s annual base salary to $750,000. Ms. Roche will continue to participate in the Company’s Executive Change in Control Severance Plan, but at the higher benefits level provided therein for the Company’s Chief Executive Officer.
Director Appointment. On February 22, 2016, the Board appointed Anil D. Aggarwal as a Class I director to fill the existing Class I vacancy with a term expiring at the 2017 annual meeting of stockholders and a member of the Nominating and Corporate Governance Committee (the “Nominating Committee”).
Mr. Aggarwal, 46, has been an entrepreneur, investor and executive for more than fifteen years. He is currently employed at Oak HC/FT, a venture capital firm, where he has served as Venture Partner since October 2014 and at Shoptalk, where he has served as Chief Executive Officer and Chairman since June 2015. From June 2011 to August 2014, Mr. Aggarwal served as Chief Executive Officer and Chairman of Money20/20, which was acquired in August 2014 by WGSN, for which Mr. Aggarwal has since served as a consultant, on behalf of an affiliate. From April 2012 to March 2013, Mr. Aggarwal served as Head of Business Development, Payments and Wallet at Google. From January 2008 until its acquisition by Google in April 2012, he served as Chief Executive Officer and Chairman of TxVia, Inc. Because of his experience in business management and the financial services industry, the Board believes that he is able to contribute valuable input on the strategic and business affairs to the Board.
Mr. Aggarwal will be entitled to receive annual cash and equity compensation under the Company’s Non-Employee Director Compensation Program, subject to his continued service on the Board. On February 22, 2016, the Compensation Committee approved an amendment to the Non-Employee Director Compensation Program effective as of January 3, 2016. The Non-Employee Director Compensation Program, as modified, is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference. Pursuant to such program, Mr. Aggarwal will receive (i) a $60,000 annual retainer pro-rated based on the actual number of days serving as a director payable in quarterly installments, (ii) a $7,500 annual retainer as a member of the Nominating Committee pro-rated based on the actual number of days serving as a member of the Nominating Committee payable in quarterly installments, and (iii) a $140,000 annual restricted stock unit award, the first of which will be granted on the date of the 2016 annual meeting of stockholders. Mr. Aggarwal may elect to receive his earned retainer fees either in cash or in vested stock units. Mr. Aggarwal has also entered into an indemnification agreement with the Company, the same form of indemnification agreement applicable to the Company’s other executive officers and directors, a copy of which is filed as Exhibit 10.28 to the Company’s registration statement on Form S-1 dated March 18, 2013 and incorporated herein by reference.
(e)
Performance Share Awards. On February 22, 2016, the Compensation Committee approved the grant of awards of performance shares (the “Performance Shares”) to the Company’s named executive officers under the Company’s 2013 Equity Incentive Award Plan. Pursuant to the Performance Share awards, each executive is eligible to earn, vest in, and receive a number of shares of the Company’s common stock ranging from 0%-200% of the target number of Performance Shares granted and set forth in the table below (for each executive, the “Target Performance Shares”), based on the attainment of the Company’s adjusted operating revenue growth and adjusted earnings per share growth at certain levels (each, a “Performance Metric”) during three separate performance periods: the first consisting of the Company’s 2016 fiscal year running from January 3, 2016 through December 31, 2016 (the “2016 Performance Period”), the second consisting of the Company’s 2017 fiscal year running from January 1, 2017 through December 30, 2017 (the “2017 Performance Period”) and the third consisting of the Company’s 2018 fiscal year running from December 31, 2017 through December 29, 2018 (the “2018 Performance Period,” and together with the 2016 Performance Period and 2017 Performance Period, the “Performance Periods”), as measured against the Company’s adjusted operating revenue and adjusted earnings per share for the immediately previous fiscal year. The Target Performance Shares granted to each executive are as follows and are allocated 33 1/3% to each of the three Performance Periods:

Executive	Target Performance Shares Granted
Talbott Roche	30,850
William Tauscher	30,850
Jerry Ulrich	9,300
David Tate	8,450
Christopher Crum	6,700

Performance Shares will become earned and eligible to vest based on achievement of minimum, target and maximum goals, respectively, for each Performance Metric during each of the Performance Periods. The maximum number of Performance Shares that can be earned and thus eligible to vest is 200% of the Target Performance Shares, which represents achievement of the maximum goal for each Performance Metric during each Performance Period. The threshold number of Performance Shares that can be earned and thus eligible to vest for any Performance Period is 50% of the Target Performance Shares allocated to that Performance Period (i.e., 16 2/3% of the total Target Performance Shares), which represents achievement of the minimum goal for both Performance Metrics during one Performance Period. If the target goals for each Performance Metric are achieved during each of the Performance Periods, 100% of the Target Performance Shares will be earned and thus eligible to vest. If the Company does not achieve at least the minimum goal for both Performance Metrics during a Performance Period, then all of the Performance Shares eligible to vest based on performance during such Performance Period will be forfeited. Performance Shares (if any) earned during each Performance Period in accordance with the Company’s achievement of the Performance Metrics will vest in full on January 3, 2019, subject to the executive’s continued service. Any Performance Shares that remain unvested as of the date on which an executive’s service terminates and any Performance Shares that do not vest as a result of the failure to achieve the applicable performance goals will be forfeited. However, upon a termination (i) without “cause” or for “good reason,” in either case, within 24 months after a “change in control” (as each term is defined the Company’s Executive Change in Control Severance Plan) or (ii) due to death or disability on or after February 22, 2017, any earned Performance Shares will vest and any unearned Performance Shares will vest at the applicable target. In addition, upon a retirement on or after February 22, 2017, any earned Performance Shares will vest and any unearned Performance Shares will remain outstanding and eligible to vest based on the Company’s achievement of the Performance Metrics.
The foregoing description of the Performance Share awards does not purport to be complete and is qualified in its entirety by reference to the Form of 2016 Performance Share Award Agreement for 2013 Equity Incentive Award Plan, a copy of which is filed as Exhibit 10.2 to this current report on Form 8-K and incorporated herein by reference.
Cash Bonus Awards. On February 22, 2016, the Compensation Committee approved the eligible participants, award amounts and performance criteria for its 2016 corporate performance bonus program. The Company’s 2016 corporate performance bonus program is structured pursuant to the cash-performance award provisions of the Company’s 2013 Equity Incentive Award Plan. The Company’s named executive officers are eligible to earn, vest in, and receive cash bonuses based on the attainment of adjusted pre-tax income and/or U.S. direct margin performance objectives during the Company’s 2016 fiscal year running from January 3, 2016 through December 31, 2016. The target awards amounts for the named executive officers are as follows:

Executive	Target Bonus
Talbott Roche	85% of base salary
William Tauscher	65% of base salary
Jerry Ulrich	65% of base salary
David Tate	65% of base salary
Christopher Crum	65% of base salary

Actual bonus payments under the program may range from 50% to 130% of such target bonus amounts based on achievement of minimum, target and maximum goals during fiscal year 2016 and are subject to the executive’s continued service through the date of payment. Furthermore, bonus amounts are subject to the Compensation Committee’s authority to exercise negative discretion to reduce the amounts payable. If the Company does not achieve at least the minimum goal for at least one of the performance criteria applicable to the executive, then no bonus will be payable to the executive under the 2016 corporate performance bonus program.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibit

Exhibit No.	Description
10.1	Non-Employee Director Compensation Program.
10.2	Form of 2016 Performance Share Award Agreement for 2013 Equity Incentive Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2016	BLACKHAWK NETWORK HOLDINGS, INC.

	By:	/s/ Jerry Ulrich
	Name:	Jerry Ulrich
	Title:	Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Non-Employee Director Compensation Program.
10.2	Form of 2016 Performance Share Award Agreement for 2013 Equity Incentive Award Plan.